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ASSIGNMENT AGREEMENT


WHEREAS:


A. CMMG Finance Inc., ("CMMG") of 5733 Victoria Drive, Vancouver B.C., V5P 3W5 has, pursuant to an agreement (the "Model Form Operating Agreement") dated December 29, 2000 with Production Specialties Co., ("PSC"), of 285 W. Court Street, Suite 204, Woodland, CA 95695 acquired a 20% overall interest in the
Liberty  Valance  Oil  and  Gas  Prospect  in  Glen  County,  California.

B.  CMMG  has  agreed  to  assign  8.9%  interest  in  the  Model Form Operating
Agreement being a 8.9% overall interest in the Liberty Valance Oil & Gas Prospect to Delta Oil & Gas, Inc.
                                    .
C.  Production  Specialties  has  consented  to  the  assignment.

NOW THEREFORE in consideration of the covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), Delta and CMMG hereby covenant and agree to the other as follows:

1. CMMG hereby absolutely transfers, assigns and sets over to Delta Oil & Gas , Inc. 8.9% in, to and under the Model Form Operating Agreement, being a 8.9% overall interest in the Liberty Valance Oil and Gas Prospect.

2. Delta hereby assumes and agrees to be bound by all obligations of CMMG to the extent of 8.9% under the Model Form Operating Agreement as it pertains to the Liberty Valance Oil& Gas Project.

3. Delta agrees to pay the sum of US $90,000.00 to CMMG as consideration for this assignment upon execution of this agreement.


DATED the 7th day of February, 2001


Per:  /s/ Pasquale Cusano               Per:  /s/ Pamela Starek
    ___________________________             ___________________________
    CMMG Finance Inc.                       Delta Oil & Gas, Inc.



DATED the 7th day of February, 2001